EFFECTIVE AUGUST 23RD, 2004

UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 2.64
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 24, 2005

AFTERMARKET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 24, 2005, the Compensation and Human Resources Committee and the Board of Directors of Aftermarket Technology Corp. approved a change to the 2005 incentive compensation program for our executive officers (Donald T. Johnson, Jr., Todd R. Peters, John J. Machota, Mary T. Ryan, Joseph Salamunovich, John R. Colarossi, William L. Conley, Jr. and Brett O. Dickson), changing the financial target under the program from EBITDA to earnings per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2005	AFTERMARKET TECHNOLOGY CORP.

/s/ Joseph Salamunovich
Joseph Salamunovich Vice President